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                                 EXHIBIT 10.2


                                SALES AGREEMENT

     AGREEMENT effective as of the 27TH day of APRIL 2000, by and between R. TERRY LEIWEKE, an individual having an office at 37 Newtown Lane, East Hampton, New York 11937 ("Leiweke") and CRAGAR INDUSTRIES, INC, a Delaware Corporation, located at 4636 N. 43rd Avenue, Phoenix, Arizona 85031 ("Cragar").

                                 WITNESSETH:

     WHEREAS, Leiweke is the owner of 45,000 shares of the Common Stock (the "Shares"), of Wrenchead.com ("Wrenchead"), a Delaware corporation; and

     WHEREAS, Cragar desires to purchase from Leiweke and Leiweke desires to sell to Cragar, the Shares upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

     1.   PURCHASE AND SALE OF THE SHARES

     PURCHASE AND SALE. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Leiweke agrees to sell the Shares to Cragar and Cragar agrees to purchase the Shares (45,000 Shares of Common stock) from Leiweke, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

     2.   CONSIDERATION

     PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") shall be $363,300.00

     3.   CLOSING

     3.1  TIME OF CLOSING.  The closing of the transactions will be April 27,
2000.

     3.2 DELIVERY BY LEIWEKE. At the Closing, Leiweke shall deliver to Cragar certificates representing the Shares and the executed Stock Power(s) or other documents satisfactory to Cragar permitting transfer of the Shares.

     3.3 DELIVERY BY CRAGAR. At the Closing, Cragar shall deliver to Leiweke the following: The sum of Three hundred sixty three thousand three hundred dollars ($363,300.00)

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     4.  REPRESENTATIONS AND WARRANTIES OF LEIWEKE.  Leiweke hereby represents and warrants to Cragar as follows:

     4.1 STATUS OF LEIWEKE AND SHARES. Leiweke is the sole beneficial owner of the Shares, and owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims, except for any restrictions which are imposed upon the Shares under The Right of First Refusal and Co-Sale Agreement and the Stockholders Voting Agreement.

     4.2 SOPHISTICATED INVESTOR. Leiweke has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of selling such Shares and has had substantial experience in previous private and public sales of securities.

     5. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF CRAGAR. Cragar hereby represents, warrants and acknowledges to Leiweke as follows:

     5.1 Cragar agrees to abide by the terms and conditions that are set forth in the original Stock Purchase Agreement dated June 22, 1999 with regard to Wrenchead.com, Inc.

     5.2 SOPHISTICATED INVESTOR. Cragar has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.



Agreed to:


/s/  R. Terry Leiweke                  /s/ Michael Hartzmark
----------------------------------     -----------------------------------
R. Terry Leiweke                       Michael Hartzmark for
State of Arizona                       Cragar Industries, Inc.
County of Maricopa                     State of Arizona
Notary: /s/ [ILLEGIBLE]                County of Maricopa
Commission Expires: 1/1/2002           Notary: /s/ [ILLEGIBLE]
                                       Commission Expires: 1/1/2002